Exhibit 99.2

   Business Update April 3, 2018

 Disclaimers  Forward-Looking StatementsStatements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the impact of shutting down and then divesting our Pet Health Monitoring segment; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ product; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; our failure to protect private data due to a security breach or other unauthorized access; our ability to maintain sufficient liquidity and produce sufficient cash flow to fund our business, growth strategy and debt service obligations; the impact of our recent senior management changes; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.Non-GAAP Financial MeasuresThis presentation includes financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. “Adjusted EBITDA” represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; loss on disposal of fixed assets; gain (loss) on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense. A reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided in the Appendix. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss), general and administrative expense, and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   2

Intersections Inc. (Nasdaq: INTX)

47 million

Number of consumers Intersections has protected.
Largest independent identity theft monitoring provider in the U.S.

Intersections Inc. provides innovative software and data monitoring and analytics solutions that help consumers manage financial and personal risks associated with the proliferation of their personal data in the virtual and financial world.

Intersections delivers its services via a broad base of partner and employer engagement channels.

Under our IDENTITY GUARD® brand, we utilize technology solutions, including artificial intelligence to help monitor, manage and protect against the risks associated with identities and personal information, including:

- Helping prevent, detect and resolve identity theft associated with financial fraud,
- Providing social media monitoring and information adjustment or deletion to help protect one's reputation that may impact school choice, job choice and life experiences,
- Providing AI based monitoring services to help protect children from cyberbullying,
- Creating and delivering software services to protect computers and personal devices against "bad" browsing sites and phishing attacks, and
- Providing Breach prevention and management tools to small and medium sized businesses.

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April 2018 | 3
INTERSECTIONS INC.

 Strategic Objectives  2017  2018  2019  2020  Significant product enhancement – Identity Guard® with Watson™ Sales & Business Development Team Expansion Channel Diversification & Expansion Identity Guard® with Watson™ drives growth Cost Structure positioned to gain operating leverage  4

2017 Business Transition

2016	2017	Results
• Identity theft protection products undifferentiated from competition • Consumer direct marketing focus • Began adding in-house business development, sales & marketing capabilities • Significant management and financial devotion to non-core business activities	• Identity Guard® with Watson™ • Partner distribution model • Grew in-house business development team to 13 professionals plus support team • Divested Bail Bonds Industry Solutions, Insurance Consulting, and Pet Health Monitoring businesses by mid-year	✓ $1.3 million consolidated income from continuing operations before income taxes for Q4 2017 after six quarters of losses ✓ Returned to continuing operations Adjusted EBITDA(1) profitability in Q3 and Q4 2017 ✓ Established position in employee benefits channel ✓ Eliminated Discontinued Operations that used cash of $17.2 million in 2016 and $2.4 million in 2017

(1) See reconciliation of non-GAAP financial measures in appendix.

IDENTITY GUARD. April 2018 | 5 INTERSECTIONS INC.

 2017 Financial Summary  $160 million consolidated revenue for year ended December 31, 2017.$40.0 million in fourth quarter 2017, an increase of 1.9% vs. third quarter 2017Sequential growth in revenue from Identity Guard® business lines in second through fourth quarters 2017.$1.3 million consolidated income from continuing operations before income taxes in fourth quarter of 2017 after six consecutive quarters with reported losses.Generated approximately $4.0 million Adjusted EBITDA in fourth quarter 2017 and $3.2 million for the full year 2017.Returned to positive Adjusted EBITDA in third quarter 2017 after losses in first and second quarters.1.1 million subscribers as of December 31, 20176.2% growth in Identity Guard® subscribers in fourth quarter, and 1.3% growth of Canadian subscriber base, more than offset the decrease in the run-off financial institution subscriber base of 3.1% during the quarter.Developed significant new business pipeline and client base.Signed contracts with employers with 170,000 eligible employees in the aggregateOver 200 employer opportunities in pipeline with over 1 million eligible employees in the aggregate  6

 Our Brand Promise  THE REALITYAs people engage in today’s digital, interconnected world, and as our institutional world becomes more data driven, consumers’ personal data becomes pervasive in the virtual world, and is sought by criminals to perpetrate crimes.OUR PURPOSETo create advanced software solutions and help protect individuals, families and businesses from threats arising from the theft and misuse of personal data and to provide avenues to understand and manage other nonfinancial threats when discovered and analyzed.  7

 Reinvented Capabilities, Business Model, Trajectory       FROM  TO   Building upon our foundational expertise in credit, financial services and data integration, we have built the capabilities and roadmap to lead and redefine what identity protection means in the 21st century   Wholesaler of other’s financial data   SaaS: IP creator of algorithms rooted in AI  7 primary data resources  71 data resources; 23 IBM Watson API’s; more to follow  Physical delivery, web based  Mobile-focus, web accessible  Credit monitoring and alerts  Financial, digital, social, personal protection and alerts     White label provider, some DTC  DTC, Employee Benefit, Partners  Primarily ID protection  Comprehensive as well as multiple audience-driven solutions  BUSINESS MODEL  DEPTH OF DATA  SOLUTIONS PLATFORM  CONSUMER PROMISE  BREADTH OF DISTRIBUTION  PRODUCT  8

Identity Guard® Tool Kit

IDENTITY GUARD | With Watson™

FINANCIAL WELL BEING	PERSONAL SAFETY	SOCIAL & DIGITAL SELF & FAMILY	SUPPORT & RESOLUTION
Credit monitoring Credit reports Expanded Public records Bank/financial records Government ID monitoring Expanded Dark Web monitoring Tax fraud	Geo-location aware alerts Police reports Sex-Offender alerts	Social reputation manager Cyberbullying monitoring Safe browsing technology Anti Phishing app Job & Reputation Personalized real time scam alerts Alchemy news event detection Internet of things	$1M Theft Insurance Fastest alerts vs major competitors Victim recovery specialists U.S.-based call center
EXCEEDING category expectations	**PHYSICAL awareness/protection**	**DIGITAL tools/alerts/information**	**INDUSTRY LEADING alerts/remediation**

- Dynamic Artificial Intelligence technology for broadest data monitoring capability.
- Uses Watson to digest more than 250,000 news articles from 75,000 sources every day to identify news that could impact a consumer's digital safety.
- Scans millions of news articles, blogs, and posts to warn of potential, emerging threats such as data breaches, software vulnerabilities, and dangerous online habits.
- Proactively search the dark web, public records, credit files, thousands of news sources to detect identity risks.

IDENTITY GUARD
April 2018 | 9
INTERSECTIONS INC.

Sales & Marketing Transformation

2015 – 1H 2017

- Digital display and direct response consumer advertising led to high cost of acquisition & low ROI
- On-line marketing affiliate program in place secondary to direct marketing efforts
- Minimal investment in business development capabilities, new partner acquisition and distribution network development
- No presence in employee benefit channel
- Opportunistic presence in breach response services market

2017 - Forward

- Eliminated low return direct marketing programs
- Focus on effective on-line affiliates with cash efficient financial incentive programs
- Continue growth of experienced in-house development professionals
- Established strong position in high growth employee benefit channel with highly differentiated solutions
- Highly competitive in large scale breach responses with differentiated solutions.
- First to market among competitors with breach preparedness services for small and medium businesses

Sales & Marketing infrastructure for recurring revenue business

↓

Partner Distribution

Lower Cost of Acquisition

Cash Efficiency

Higher Retention & Renewal Rates

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INTERSECTIONS INC.

Revenue Trends

	2016	2017	2018 Goal (a)
Identity Guard U.S. & Canada	39%	43%	50%
Financial Institutions	54%	53%	47%
Insurance & Other	7%	4%	3%
Total Percentage of Consolidated Revenue	100%	100%	100%



Identity Guard® U.S. and Canadian Revenue
(In $USD millions)
$19
$17
$15
$13
$11
$9
$7
$5
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017

Key Trends

- ✓ Combined Identity Guard channels grew to 43% of consolidated revenue.
- ✓ Sequential growth in Identity Guard Revenue Q2 – Q4 2017.
- ✓ Q3 – Q4 2017 was first selling season for Employee benefits channel.
- ✓ Revenue from financial institution clients continues to attrite at approximately 1% per month.
- ✓ Full launch of Identity Guard with Watson is expected to drive 2018 revenue.
- ✓ Identity Guard revenue expected to exceed run-off revenue on a run-rate basis in second half 2018[(a)].

(a) The foregoing goals are objectives and targets developed by management with respect to revenue. They are qualified by and subject to the "Forward Looking Statements" section of this presentation on the page entitled "Disclaimers". In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

IDENTITY GUARD

April 2018 | 11

INTERSECTIONS INC.

 Growth Strategy: Employee Benefits Sales & Distribution Network  Ended 2017 with 7 experienced in-house business development professionals with an aggregate 100 months with the Company.Successful first full selling season in 2H 2017 with signed contracts covering 170,000 eligible employees.Ended 2017 with brokerage relationships with 15 of the largest benefits advisory and brokerage firms in the U.S. and over 125 regional/local firms.   12

 Growth Strategy: Consumer and Partner Channels  22 new partner marketing & distribution agreements were signed in 2017 and an additional 17 were signed in the first quarter of 2018.New partner pipeline opportunities consist of potential partners with which dialogue is active.Pipeline increased from 13 opportunities at the beginning of 2017 to 20 as of March 31, 2018Range in size from large to small affinity marketing and other membership organizationsAll new partners will be marketing Identity Guard® with Watson™  13

Management Financial Objectives

$millions	2017 Actual		2018 Goal	3 Yr. Objective	2020 Goal
Revenue	$159.6		$153 - $158	25% - 30% cumulative growth	+/- $200
Marketing	11.3	7.1%	2.0% – 2.2%	Minimal direct response spend	$2.0 Million per year
Commission	38.4	24.0%	24% – 25%	Consistent run rate	24% – 25% of Revenue
Cost of Revenue	51.7	32.3%	32% - 34%	Consistent % of Revenue	32% - 34% of Revenue
G&A Expense Adjusted G&A Expense [(a)]	62.5 55.1	39.2% 34.5%	 $54 -$55	Hold adjusted G&A flat	$54 - $55 million annual adjusted G&A
Loss from Continuing Operations before Tax	($13.7)		(b)		(b)
Adjusted EBITDA[(a)]	$3.2	2.0%	$6.5 - $7.5		15% of Revenue

The foregoing objectives and goals are targets developed by management with respect to costs and revenue. They are qualified by and subject to the "Forward Looking Statements" section of this presentation on the page entitled "Disclaimers". In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

(a) See reconciliation of non-GAAP financial measures in the appendix.

(b) We are unable to present a quantitative reconciliation of this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure because management cannot reliably predict or estimate, without unreasonable effort, all the necessary components of such GAAP measure. See reconciliation of non-GAAP financial measures in the appendix. Such amounts may also be excluded in the future periods and could be significant.

IDENTITY GUARD

April 2018 | 14

INTERSECTIONS INC.

 Investment Summary  Largest independent identity and personal information protection provider in the U.S.$160 million consolidated revenue in 2017 with return to positive adjusted EBITDA in 3rd and 4th quarters.2018 management goal(a) of $153 – $158 million consolidated revenue and adjusted EBITDA of $6.5 - $7.5 million.1.1 million active subscribers (3/31/18):Leading innovator – first to release almost every enhancement over the last 20 years.Leading offering – Identity Guard® with Watson™ leverages AI to deliver the broadest data monitoring capability and fastest alerts vs. major competitors.Leading platform – scalable to support high growth through partner relationships.  Management believes the Company is well-positioned to achieve the financial objectives of top-line growth and increasing profitability over the next three years.  15  (a) The foregoing objectives and goals are targets developed by management with respect to costs and revenue. They are qualified by and subject to the “Forward Looking Statements” section of this presentation on the page entitled “Disclaimers”. In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

 Appendix

 Revenue  Identity Guard® revenue increased 9.9% in the fourth quarter of 2017 compared to the third quarter of 2017 due to subscriber increases late in the third quarter in our consumer direct business and during the fourth quarter in our employee benefits business. These subscriber increases also resulted in a 12.6% increase in revenue in the year ended December 31, 2017 compared to 2016.Revenue from the Canadian business increased 10.6% in the fourth quarter of 2017 compared to the fourth quarter of 2016 as a result of an increase in average price per subscriber.Revenue from U.S. financial institution clients decreased at an average monthly rate of 1.1% per month during 2017, which the Company continues to believe is representative of normal attrition given the discontinuation of marketing and retention efforts for this subscriber population.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In the year ended December 31, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.   17

 Subscribers  The Identity Guard® subscriber base increased 6.2% during the fourth quarter, and 13.2% since December 31, 2016, primarily in its direct to consumer and employee benefits channels. Subscribers acquired through our Canadian business marketing relationship were relatively consistent with the base as of September 30, 2017 and December 31, 2016.U.S. financial institution subscribers declined approximately 1% per month on average since December 31, 2016, a rate we believe continues to represent normal attrition.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In the year ended December 31, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.   18  (in thousands)

 Cash Flow  19  Cash used in operating activities for the year includes approximately $4.7 million for business development activities, the significant majority of which is personnel cost. The Company expects to continue its spending on business development activities at approximately the same level as 2017 for 2018.Cash used in operating activities included $6.9 million in the year ended December 31, 2017 for deferred subscription and solicitation costs related to our direct-to-consumer marketing, including $595 thousand in the fourth quarter. The Company implemented changes beginning in the second quarter to reduce the cash marketing spending in this channel and expects the use of cash for this purpose to continue to decline into 2018.The Company continued to develop new product features primarily for the Identity Guard® with Watson™ platform during the year ended December 31, 2017. As a result, the Company invested approximately $4.5 million in internally developed capitalized software for the year. The Company expects to continue its investments in product development at approximately the same level as 2017 for 2018.

 Reconciliation of Non-GAAP Financial Measures  20  Reconciliation of consolidated adjusted EBITDA (loss) before share related compensation and other non-cash (expenses) benefits (“Adjusted G&A”) ($ in thousands):  Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   Note (1): The results of operations for the years ended December 31, 2017 and 2016 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.

 Reconciliation of Non-GAAP Financial Measures: General and Administrative Expenses  Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   21  Note (1): The results of operations for the years ended December 31, 2017 and 2016 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.  Reconciliation of consolidated adjusted general and administrative expenses before share related compensation and other non-cash (expenses) benefits (“Adjusted G&A”) ($ in thousands):

IDENTITY GUARD

INTERSECTIONS INC.

Thank You

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com

Investor Relations
Ron Barden, CFO
rbarden@intersections.com
Tel: 703.488.6810